Exhibit 99.1

Crumbs Bake Shop, Inc. Announces Change to Board of Directors

Edward M. Slezak Named Director; Edwin H. Lewis Resigns as Chairman

NEW YORK, Feb. 5, 2014 /PRNewswire/ -- Edward M. Slezak, interim Chief Executive Officer and General Counsel of Crumbs Bake Shop, Inc. ("Crumbs") (NASDAQ: CRMB), has been elected to the Board of Directors following the January 30th resignation of Chairman of the Board, Edwin H. Lewis. In addition to his role as interim Crumbs Chief Executive Officer, Mr. Slezak also brings to the Board of Directors his many years of experience and expertise in the areas of legal, regulatory and compliance functions, including public company securities matters. Mr. Lewis had served as a director and as Chairman of the Board of Crumbs Bake Shop, Inc. since May 2011.

(Logo: http://photos.prnewswire.com/prnh/20140122/NY51093LOGO)

"I have enjoyed my tenure as a director and Chairman of the Board of Directors of Crumbs. I am confident that Ed will be an asset to the Board and will play a critical role in the long-term growth and success of Crumbs," said Mr. Lewis.

"The Board of Directors and management team at Crumbs are committed to implementing our new business plan, as we position the company for growth and the continued evolution of our brand," said Mr. Slezak.

As announced earlier this year, the company has developed a revised business plan for 2014 and beyond and remains in collaboration with Fischer Enterprises, owner of Dippin' Dots, Inc. (www.dippindots.com) to develop and execute a franchising model for its brick and mortar stores. To strengthen this collaboration, Fisher Enterprises will be nominating two members for the Crumbs' Board of Directors. Pending ratification by the Nominating and Governance Committee of the company's Board of Directors, the nominees will stand for election by the shareholders at the Crumbs Bake Shop, Inc. Annual Shareholders Meeting to be held in June 2014.

Forward Looking Statements:
SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; WEATHER RELATED EVENTS; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

CONTACT: Investor Relations Contact: Ronda Kase, rkase@crumbs.com, 410-390-2126; Media Inquiries Contact: Shanna Goldstone, sgoldstone@crumbs.com, 646-278-6079